RELIABILITY AND MASLOW MEDIA GROUP, INC.

BALANCE SHEETS

December 31, 2018 Consolidated

	Maslow	Reliability	Adj.	Consolidated
ASSETS
CURRENT ASSETS
Cash	$28,710	$8,098		$36,808
Contract receivables	5,864,856			5,864,856
Due from employees	6,119			6,119
Prepaid expenses	234,996			234,996
Current maturity of notes receivable from related parties	3,314,984			3,314,984
Total current assets	9,449,665	8,098		9,457,763
PROPERTY AND EQUIPMENT, at cost
Office equipment	1,375			1,375
Computer equipment	41,709			41,709
Computer software	41,340			41,340
Leasehold improvements	5,725			5,725
Total property and equipment, at cost	90,149			90,149
Accumulated depreciation and amortization	(57,029)			(57,029)
Total property and equipment, net	33,120			33,120
OTHER ASSETS
Notes receivable from related parties, less current maturities	-
Total assets	$9,482,785	$8,098		$9,490,883

Notes

For Maslow, current assets increase of $4,391,992 over 2017 was predominantly driven by “Current maturity of notes receivable” from former parent being $3,314,984; $925,341 of which was an increase of the 2017 note for $2,389,643 that in 2017 was booked to Other Assets.

Current ratio improvement over 2017’s .89 to 1.23 can be attributed to increased revenue and cash flow.

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RELIABILITY AND MASLOW MEDIA GROUP, INC.

BALANCE SHEETS, continued

December 31, 2018

	Maslow	Reliability	Adj.	Consolidated
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$793,642			$793,642
Loan from stockholder or affiliates		$50,000		50,000
Accumulated Interest on Loans		22,864		22,864
Factoring	4,153,224			4,153,224
Accounts payable	706,563	15,961		722,524
Accrued Payroll	338,923			338,923
Accrued liabilities	775,220			775,220
Deferred Income	235,393			235,393
Income taxes payable	663,882			663,882
Total current liabilities	7,666,847	88,825		7,755,672
Long-term debt, less current maturities	-	65,218		65,218
Deferred income taxes	343,664			343,664
Total liabilities	8,010,511	154,043		8,164,554
STOCKHOLDER’S EQUITY
Common stock, $1 par value, 400 shares authorized, 100 issued and outstanding	100			100
Common stock, without par value, 300,000,000 shares authorized; 17,268,993 shares issued		9,912,150		9,912,150
Retained earnings	1,472,174	(8,963,578)		(7,491,404)
Less: Treasury stock at cost, 354,300 shares		(1,094,517)		(1,094,517)
Total stockholder’s equity	1,472,274	(145,945)		1,326,329
Total liabilities and stockholder’s equity	$9,482,785	$8,098		$9,490,883

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RELIABILITY INC.

STATEMENTS OF INCOME

For the Year Ended December 31, 2018

	Maslow	Reliability	Adj.	Consolidated
Revenue
Workforce Management	37,637,982			37,637,982
Cost of Revenue
Workforce Management Cost	33,773,519			33,773,519
Gross profit	3,864,463			3,864,463
General and administrative expenses	2,670,376	23,236		2,693,612
Operating Profit	1,194,087	(23,236)		1,170,851
Other Income (Expense)
Interest Income, related parties	80,772			80,772
Interest expense	(328,060)	(9,558)		(337,618)
Legal Fees	(50,239)			(50,239)
Management fees	(240,599)			(240,599)
Other	(87,423)			(87,423)
Income before taxes on income	568,538	(32,794)		535,744
Income tax benefit/(expense)	(182,457)	100		(182,357)
Net income	$386,081	(32,694)		$353,387

Notes

For Maslow, revenues increased by $2.578M as the company’s largest clients, AT&T, Goldman Sachs, and DirecTV drove the 7.3% lift.

This, coupled with greater resource efficiency, enabled the $310,161 increase in year-over-year operating profit to $1.194M, and the $306,447 year-over-year increase in net income to $386,081. This represents a 384% increase in net income from 2017 (not shown here).

Legal and Other expenses were related to reverse merger.

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RELIABILITY INC.

STATEMENT OF CASH FLOWS

Years Ended December 31, 2018

	Maslow	Reliability	Adj	Consolidated
A. Cash flows from operating activities:
Net Profit / (Loss)	$386,081	$(32,694)		$353,387
Adjustments to reconcile net income to net cash used in operating activities:
Deferred Income Taxes	(166,295)			(166,295)
Depreciation on Assets	25,361			25,361
Loss on Sale of Fixed Assets	(26,606)			(26,606)
Operating Profit before Working Capital Changes	218,541	(32,694)		185,847
Changes in operating assets and liabilities:
Contract receivables	(1,133,070)			(1,133,070)
Due from related parties	(925,341)			(925,341)
Due from employee	(6,119)			(6,119)
Prepaid expenses	(1,221)			(1,221)
Accumulated Interest on Loans		22,864		22,864
Accounts payable	27,885	8,291		36,176
Accrued Payroll	131,234			131,234
Accrued Liabilities	182,087			182,087
Deferred Income	216,726			216,726
Accrued Interest Payable	74,156			74,156
Income Taxes Payable/Tax Paid	305,528	(100)		305,428
Cash Generated from Operations	(1,128,135)	31,055		(1,097,080)
Net Cash from Operating Activities	(909,594)	(1,639)		(911,233)
B. Cash flows from investing activities:
Purchase of fixed assets	2,725			2,725
Net Cash from Investing Activities	2,725			2,725
C. Cash flows from financing activities:
Long Term borrowings	(2,514)	(48,306)		(50,820)
Loan from Shareholders		50,000		50,000
Net advances on Line of Credit	845,981			845,981
Net cash from / (used) by financing activities	843,467	1,694		845,161
Net decrease in cash and cash equivalents	55	(63,402)		(63,347)
Cash and cash equivalents at beginning of year	92,112	8,043		100,155
Cash and cash equivalents at end of year	28,710	8,098		36,808

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